Exhibit 1.0


                            ASSET PURCHASE AGREEMENT

                                  by and among

             MRG California LLC, a Nevada Limited Liability Company

                                       And

                       Pacel Corp., a Virginia Corporation

                             Dated February 18, 2003



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                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is dated February 18, 2003, by and among Pacel Corp., a Virginia corporation ("Buyer"); and MRG California LLC, a Nevada limited liability company (Seller").

                                    RECITALS

Seller desires to sell, and Buyer desires to purchase, specific Assets of Seller for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

1.  Sale and Transfer of Assets

     1.1 ASSETS TO BE SOLD. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any encumbrances other than any permitted herein, all of Seller's right, title and interest in and to Seller's assets as specifically outlined in the "Seller's Closing Documents" (as defined under paragraph 2.2) and defined categorically as contracts (the "Assets") with customers as specifically listed in Seller's Closing Documents and not to exceed one hundred million dollars ($100,000,000) in aggregate value as calculated based upon forecasted annual gross revenue proceeds from Assets. The transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability related to the Assets unless Buyer expressly assumes that liability herein.

     1.2 EXCLUDED ASSETS:  Notwithstanding anything to the contrary contained in
     Section 1.1 or elsewhere in this Agreement, any assets of Seller not specifically listed in the Seller's Closing Documents (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing.

     1.3 CONSIDERATION: The consideration for the Assets (the "Purchase Price") will be calculated as a multiple of three (3) times annualized current net profit margin as disclosed in Seller's Closing Documents. At the Closing, the Purchase Price shall be delivered by Buyer to Seller by cash or cashier's check or Pacel, Corp. free trading stock. In addition, Buyer shall pay towards the Buyer's broker's fees a fee calculated at five percent (5%) of the Purchase Price as provided in Paragraph 13.1, below.

2.  Closing

     2.1 TIME AND PLACE. The purchase and sale provided for in this Agreement (the "Closing") will take place at the discretion of Buyer and Seller at multiple times and multiple locations and for discretionary amounts to be agreed upon two (2) weeks before anticipated Closing Date, but within a twelve (12) month period of time from the date of this agreement, unless Buyer and Seller otherwise agree.


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     2.2 CLOSING OBLIGATIONS. At the Closing:

     (a) Seller shall deliver to Buyer (together referred to as "Seller's Closing Documents"):

          (i) a bill of sale for all of the specified Assets in the form of Exhibit "A" (the "Bill of Sale") executed by Seller;

          (ii) an itemized list of specific Assets to be sold to Buyer including calculation of forecasted annual gross revenue proceeds from Assets;

          (iii)all  contracts  and  related  material  pertaining  to  specified
          Assets;

          (iv) a certificate executed by a managing partner of the Seller as to the accuracy of Seller's representations and warranties as of the date of this Agreement and as of the Closing, and as to Seller's compliance with and performance of Seller's covenants and obligations to be performed or complied with at or before the Closing; and

     (b) Buyer shall deliver to Seller (together referred to as "Buyer's Closing Documents"):

          (i) consideration as defined by paragraph 1.3 in the form of cash or cashier's check or stock certificate;

          (ii) a certificate executed by an officer of the Buyer as to the accuracy of Buyer's representations and warranties as of the date of this Agreement and as of the Closing, and as to Buyer's compliance with and performance of Buyer's covenants and obligations to be performed or complied with at or before the Closing; and

          (iii) a certificate of the Secretary of Buyer certifying, all requisite resolutions or actions of Buyer's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the transactions contemplated herein.


3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND GOOD STANDING. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. Seller is duly qualified to do


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     business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

     (a) This Agreement, and all other agreements related hereto, constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's managing partners.

     (b)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
          consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

          (i) breach any provision of any of the governing documents of Seller or any resolution adopted by the managing partners of the Seller;

          (ii) breach or give any governmental body or other person or entity the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under any legal requirement or any order to which Seller or any of the Assets may be subject;

          (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

          (iv) cause Buyer to become subject to, or to become liable for the payment of, any tax;

          (v) Breach any provision of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract;

          (vi) result in the imposition or creation of any encumbrance upon or with respect to any of the Assets; or

     (c) Seller is not required to give any notice to or obtain any consent from any person or entity in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.


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     3.3  LEGAL  PROCEEDINGS;  ORDERS.  There  is no  pending  or,  to  Seller's knowledge, threatened proceeding (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein. To the knowledge of Seller, other than the events leading to the incurring of the Assumed Liabilities, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.


     3.4 CONTRACTS; NO DEFAULTS.

     (a) As it pertains to specific assets purchased by Buyer, Seller agrees to deliver to Buyer as part of Seller's Closing Documents accurate and complete copies, of:

          (i) each Contract that involves performance of services by Seller of an amount or value in excess of one hundred dollars ($100.00);

          (ii) each Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other person or entity;

          (iii) each Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any person or entity;

          (iv) each Contract providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods or services;

     (b) Seller represents that each Contract identified in Seller's Closing Documents is in full force and effect and is valid and enforceable in accordance with its terms. Each Contract identified or required to be identified is assignable by Seller to Buyer without the consent of any other Person. To the knowledge of Seller, no Contract identified or required to be identified will upon completion or performance thereof have a material adverse affect on the business, assets or condition of Seller or the business to be conducted by Buyer with the Assets.

     (c) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any person or entity having the contractual or statutory right to demand or require such renegotiation and no such person or entity has made written demand for such renegotiation.


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     (d)  Each  Contract  relating  to the  sale or  provision  of  products  or services by Seller has been entered into in the ordinary course of business of Seller and has been entered into without the commission of any act alone or in concert with any other person or entity, or any consideration having been paid or promised, that is or would be in violation of any legal requirement.

     3.5 DISCLOSURE.

     (a) No representation or warranty or other statement made by Seller in this Agreement, or the certificates delivered pursuant to this Agreement or otherwise made in connection with the transactions contemplated herein contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     (b) Seller does not have knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the related documents.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

     4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, with full corporate power and authority to conduct its business as it is now conducted.

     4.2 AUTHORITY; NO CONFLICT

     (a) This Agreement, and the related documents delivered by Buyer at the Closing, constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the related documents delivered by Buyer at the Closing and to perform its obligations under such Agreement and related documents, and such action has been duly authorized by all necessary corporate action.

     (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated herein by Buyer will give any person or entity the right to prevent, delay or otherwise interfere with any of the transactions contemplated herein pursuant to:


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          (i) any provision of Buyer's governing documents;

          (ii) any resolution adopted by the board of directors or the shareholders of Buyer;

          (iii) any legal requirement or order to which Buyer may be subject; or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

     (c) Buyer is not and will not be required to obtain any consent from any person or entity in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

     4.3 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein. To Buyer's knowledge, no such proceeding has been threatened.

5.  Covenants of Seller

     5.1 REQUIRED APPROVALS. As promptly as practicable after the Closing, Seller shall make all filings required by legal requirements to be made by it in order to consummate the transactions contemplated herein. Seller also shall cooperate with Buyer and its representatives with respect to all filings that Buyer elects to make or, pursuant to legal requirements, shall be required to make in connection with the transactions contemplated herein.

     5.2 BEST EFFORTS. Seller shall use its best efforts to cause the conditions in Article 7 to be satisfied.

6.  Covenants of Buyer

     6.1 REQUIRED APPROVALS. As promptly as practicable after the Closing, Buyer shall make, or cause to be made, all filings required by legal requirements to be made by it to consummate the transactions contemplated herein. Buyer also shall cooperate with Seller (a) with respect to all filings Seller shall be required by legal requirements to make and (b) in obtaining all consents identified in Schedule 3.2(c), provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this
     Section 6.1.

     6.2 BEST EFFORTS. Buyer shall use its best efforts to cause the conditions in Article 8 to be satisfied.


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7.   Conditions  Precedent to Buyer's Obligation to Close. Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1 ACCURACY OF REPRESENTATIONS. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall be accurate in all material respects.

     7.2 SELLER'S PERFORMANCE. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

     7.3 NO CONFLICT. Neither the consummation nor the performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any person related to Buyer to suffer any adverse consequence under (a) any applicable legal requirement or order or
     (b) any legal requirement or order that has been published, introduced or otherwise proposed by or before any governmental body, excluding Bulk Sales Laws.

     7.4   GOVERNMENTAL   AUTHORIZATIONS.   Buyer  shall  have   received   such
     governmental authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

8. Conditions Precedent to Seller's Obligation to Close. Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

     8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall be accurate in all material respects.

     8.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.


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     8.3 NO  INJUNCTION.  There shall not be in effect any legal  requirement or any injunction or other order that (a) prohibits the consummation of the transactions contemplated herein and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. Termination. This Agreement may be terminated by mutual consent of Buyer and Seller. If this Agreement is terminated, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Articles 11 and 12 will survive.

10.  Additional Covenants

     10.1 PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER. Seller shall pay in a timely manner all taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the person or entity on whom such taxes are imposed by legal requirements.

     10.2 ASSISTANCE IN PROCEEDINGS. Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any proceeding involving or relating to (a) any transaction contemplated herein or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing involving Seller or its business.

     10.3 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS. After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others.

     10.4 RETENTION OF AND ACCESS TO RECORDS. After the Closing, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits.

     10.5 FURTHER ASSURANCES. The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.


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11.  Indemnification; Remedies

     11.1 SURVIVAL. All representations, warranties, covenants and obligations in this Agreement and any certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated herein. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. Seller will indemnify and hold harmless Buyer, and its representatives, shareholders, subsidiaries and related persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third-party claim, arising from or in connection with:

     (a) any Breach of any representation or warranty made by Seller in this Agreement or in any certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

     (b) any breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

     (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing other than the Assumed Liabilities;

     (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person or entity with Seller (or any person acting on its behalf) in connection with any of the transactions contemplated herein;

     (e) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the transactions contemplated herein;

     11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

     (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;


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


     (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

     (c) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity with Buyer (or any Person acting on Buyer's behalf) in connection with any of the transactions contemplated herein;

     (d)  any Assumed Liabilities.

     11.4 LIMITATIONS ON AMOUNT. Buyer will have liability (for indemnification or otherwise) with respect to claims under Section 11 only for an amount equal to the amount of the Purchase Price paid by Buyer as of the date that the claim for indemnification is made.

     11.5 TIME LIMITATIONS. After the Closing, Buyer will have liability (for indemnification or otherwise) with respect to any breach of (i) a covenant or obligation to be performed or complied with prior to the Closing (other than those in Article 12, as to which a claim may be made at any time) or
     (ii) a representation or warranty, only if on or before August 30, 2003, Seller notifies Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.

     11.6 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON
     FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

12.  Confidentiality

     12.1 DEFINITION OF CONFIDENTIAL INFORMATION

     (a) As used in this Article 12, the term "Confidential Information" includes any and all of the following information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party or its representatives ("Disclosing Party") to the other party or its Representatives ("Receiving Party"):

          (i) all information that is a trade secret under applicable trade secret or other law;


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


          (ii) all information concerning data, know-how, ideas, past, current and planned methods, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

          (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

          (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

     (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 12, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 12 to the extent included within the definition. In the case of trade secrets, each of Buyer and Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

     12.2 RESTRICTED USE OF CONFIDENTIAL INFORMATION

     (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this
          Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller(each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a


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


          "Buyer Contact"). Each of Buyer and Seller shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the transactions contemplated herein and are informed by Buyer or Seller, as the case may be, of the obligations of this
          Article 12 with respect to such information. Each of Buyer and Seller shall (iv) enforce the terms of this Article 12 as to its respective representatives; (v) take such action to the extent necessary to cause its representatives to comply with the terms and conditions of this
          Article 12; and (vi) be responsible and liable for any breach of the provisions of this Article 12 by it or its representatives.

     (b) Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information (including for this purpose any information of Seller of the type referred to in Sections 12.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer) of the Seller or Shareholders relating to any of the Assets or the Assumed Liabilities.

     (c) From and after the Closing, the provisions of Section 12.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller relating to any of the Assets or the Assumed Liabilities.

     12.3 EXCEPTIONS. Sections 12.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 12 or the Confidentiality Agreement by the Receiving Party or its representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses
     (b) or (c) above.

     12.4 LEGAL PROCEEDINGS. If a Receiving Party becomes compelled in any proceeding or is requested by a governmental body having regulatory jurisdiction over the transactions contemplated herein to make any disclosure that is prohibited or otherwise constrained by this Article 12, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 12. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon


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


     advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such governmental body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any person or entity to whom any Confidential Information is so disclosed. The provisions of this Section 12.4 do not apply to any proceedings between the parties to this Agreement.

     12.5 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

13.  General Provisions

     13.1 EXPENSES. It is agreed that Buyer will pay an amount equal to five percent (5%) of the Purchase Price toward the broker's fees incurred by Buyer for the transactions contemplated by this Agreement; otherwise, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein, including all fees and expense of its representatives.

     13.2 PUBLIC ANNOUNCEMENTS. Any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as Buyer determines. Buyer agrees that permission to use any information regarding Seller, including but not limited to corporate name, place of business, contact information, etc., in any public announcement requires permission to be granted by Seller in writing prior to public release.

     13.3 NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
     (b) sent by facsimile or e-mail with  confirmation  of  transmission by the


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


     transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

                  Buyer: PACEL Corp.
                  Attention: D.E.Calkins,
                  Chairman of the Board
                  Fax No. 703-361-6706
                  E-mail address: dcalkins@pacel.com


                  Seller: Gregory Chmielewski
                  468 North Camden Drive
                  Suite 300
                  Beverly Hills, CA 90210
                  Fax no.: 323-874-8207
                  E-mail address: gregchmiel@aol.com

     13.4 JURISDICTION; SERVICE OF PROCESS. Any proceeding arising out of or relating to this Agreement or any transaction contemplated herein must be brought in the courts of the Commonwealth of Virginia, Prince William County, and each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any transaction contemplated herein in any other court.

     13.5 ENFORCEMENT OF AGREEMENT. Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     13.6 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any


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


     of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.7  ENTIRE  AGREEMENT  AND  MODIFICATION.   This  Agreement  (along  with
     Exhibits,   Schedules  and  other  documents  delivered  pursuant  to  this
     Agreement) supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with Exhibits, Schedules and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     13.8 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.8.

     13.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13.10 CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," and "Sections" refer to the corresponding Articles and Sections of this Agreement.

     13.11 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     13.12 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the Commonwealth of Virginia without regard to conflicts-of-laws principles that would require the application of any other law.


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


     13.13 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Buyer: Pacel Corporation

By:  /s/ David E. Calkins
    ---------------------------------------------------------

Its:  CEO
     --------------------------------------------------------



Seller: MRG California LLC

By:  /s/ Gregory Chmieleswski
    ---------------------------------------------------------
         Gregory Chmielewski

Its:  Managing Partner
     --------------------------------------------------------




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